Exhibit 10.21

EXECUTION VERSION

WAIVER AGREEMENT

WAIVER AGREEMENT, dated as of July 18, 2014 (this “Waiver Agreement”), between Hertz Vehicle Financing LLC, a special purpose Delaware limited liability company (“HVF”), and The Hertz Corporation, a Delaware corporation (“Hertz”), and acknowledged and agreed to by The Bank of New York Mellon Trust Company, N.A., (the “Trustee”).  Reference is made to that certain Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of September 18, 2009 (as amended prior to the date hereof, the “Lease”), between HVF, as Lessor, and Hertz, as Lessee and Servicer.  Unless otherwise specified, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Lease.

RECITALS

WHEREAS, HVF has previously issued (i) Series 2009-2 5.29% Rental Car Asset Backed Notes, Class A-2; (ii) Series 2009-2 5.93% Rental Car Asset Backed Notes, Class B-2; (iii) Series 2010-1 3.74% Rental Car Asset Backed Notes, Class A-2; (iv) Series 2010-1 4.73% Rental Car Asset Backed Notes, Class A-3; (v) Series 2010-1 5.70% Rental Car Asset Backed Notes, Class B-2; (vi) Series 2010-1 6.44% Rental Car Asset Backed Notes, Class B-3; (vii) Series 2011-1 2.20% Rental Car Asset Backed Notes, Class A-1; (viii) Series 2011-1 3.29% Rental Car Asset Backed Notes, Class A-2; (ix) Series 2011-1 4.17% Rental Car Asset Backed Notes, Class B-1; (x) Series 2011-1 4.96% Rental Car Asset Backed Notes, Class B-2; (xi) Series 2013-1 1.12% Rental Car Asset Backed Notes, Class A-1; (xii) Series 2013-1 1.83% Rental Car Asset Backed Notes, Class A-2; (xiii) Series 2013-1 1.86% Rental Car Asset Backed Notes, Class B-1; (xiv) Series 2013-1 2.48% Rental Car Asset Backed Notes, Class B-2; and (xv) Series 2009-1 Variable Funding Rental Car Asset Backed Notes (such (i) through (xv) collectively, the “Legacy Notes”);

WHEREAS, Hertz previously announced that it would delay filing its 10-Q for the fiscal quarter ended March 31, 2014 (the “March 2014 Quarterly Financial Statements”);

WHEREAS, Hertz has not furnished (or caused to be furnished) the March 2014 Quarterly Financial Statements as of the date of this Waiver Agreement;

WHEREAS, the failure of Hertz to furnish (or cause to be furnished) the March 2014 Quarterly Financial Statements (and the lapse of the applicable cure period) has resulted in an Operating Lease Event of Default under the Lease;

WHEREAS, as part of the process of completing the March 2014 Quarterly Financial Statements, Hertz will be restating its financial statements with respect to fiscal year 2011 and will be revising its financial statements with respect to fiscal years 2012 and 2013, which revisions may require a restatement of those financial statements (any such revisions or restatements, collectively, the “Restatement”);

WHEREAS, due to the Restatement, Hertz will not be furnishing, or causing any other person to furnish, any financial statements, including the March 2014 Quarterly Financial Statements, the quarterly financial statements for the fiscal quarter ending June 30, 2014 and the quarterly financial statements for the fiscal quarter ending September 30, 2014 (such financial statements for the fiscal quarters ending June 30, 2014 and September 30, 2014, the “Future THC Financial Statements”), until after it has completed its review of its financial records for fiscal years 2011, 2012 and 2013;

WHEREAS, the Restatement, together with any failure to furnish (or cause to be furnished) any of the March 2014 Quarterly Financial Statements or the Future THC Financial Statements prior to December 31, 2014, are collectively referred to herein as the “Specified Events”;

WHEREAS, pursuant to Section 8.7(b) of the Base Indenture, HVF may not, without the prior written consent of the Trustee, acting at the direction of the Requisite Indenture Investors, waive the terms of the Lease; provided that, if any such waiver does not materially adversely affect the Indenture Noteholders of one or more, but not all, Series of Indenture Notes, any such Series of Indenture Notes that is not materially adversely affected by such waiver shall be deemed not to be Outstanding for purposes of obtaining such consent (and the related calculation of Requisite Indenture Investors shall be modified accordingly);

WHEREAS, HVF has furnished an Officer’s Certificate to the other signatories hereto that this Waiver Agreement does not materially adversely affect the Indenture Noteholders of any Series of Indenture Notes other than the Legacy Notes;

WHEREAS, HVF has received consent of the Requisite Indenture Investors (as the related calculation has been modified pursuant to the two immediately preceding recitals) to effect this Waiver Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

SECTION 1.                                                    Waiver.  HVF, as Lessor, hereby expressly waives any Potential Operating Lease Event of Default or Operating Lease Event of Default, in any such case, directly or indirectly arising out of or in connection with the Specified Events; provided that, HVF does not hereby waive any other Operating Lease Events of Default, such as those (i) arising in connection with the bankruptcy of Hertz, whether or not any such events or conditions are related to the Specified Events, or (ii) arising in connection with breaches of representations, warranties or covenants that are, in any such case, not related to the Specified Events.

SECTION 2.                                                    Restatement. For the avoidance of doubt, none of this Waiver Agreement or any document furnished in connection therewith constitutes an acknowledgement by any of HVF or any of its Affiliates that a Restatement, if any, would result in any Potential Operating Lease Event of Default, Operating Lease Event of Default, Potential Amortization Event, Amortization Event or Limited Liquidation Event of Default, and each of HVF and each of its Affiliates reserves all of its rights under the Related Documents in connection therewith.

SECTION 3.                                                    Governing Law.  THIS WAIVER AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS WAIVER AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

SECTION 4.                                                    Entire Agreement.  This Waiver Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, whether written or oral with respect to the subject matter hereof.  This Waiver Agreement cannot be amended, supplemented or otherwise modified without the written agreement of each party hereto.

SECTION 5.                                                    Effectiveness.  This Waiver Agreement shall be effective upon its execution and delivery by all the parties hereto.

SECTION 6.                                                    Counterparts.  This Waiver Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Waiver Agreement.

SECTION 7.                                                    Trustee.                     The Trustee shall not be responsible for the recitals contained herein, or for the validity or sufficiency of this Waiver Agreement.  In acknowledging and agreeing to this Waiver Agreement, the Trustee has all of the rights, protections and immunities given to it under the Indenture, all of which are incorporated by reference herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HERTZ VEHICLE FINANCING LLC, as Lessor

By:	/s/ R. Scott Massengill
Name:	R. Scott Massengill
Title:	Treasurer

THE HERTZ CORPORATION, as Servicer and Lessee

By:	/s/ R. Scott Massengill
Name:	R. Scott Massengill
Title:	Senior Vice President and Treasurer

Acknowledged and Agreed:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee

By:	/s/ Diane Moser
Name:	Diane Moser
Title:	Vice President